                                                                   EXHIBIT 10.25


                            THIRD AMENDMENT OF LEASE

        THIS THIRD AMENDMENT OF LEASE (this "Amendment") is made this 1 day of August, 1997 but shall be deemed effective as of June 1, 1997 (the "Effective Date") by and between M.O.R. COLUMBIA LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord") and MARTEK BIOSCIENCES CORPORATION, a Delaware corporation ("Tenant").

                                  INTRODUCTION

         A. Landlord's predecessor in title, Aetna Life Insurance Company, and Tenant entered into a Lease dated August 15, 1992 (the "Original Lease"), whereby Tenant agreed to lease twenty-seven thousand one hundred fifty (27,150) square feet (the "Original Leased Premises") in a building known as Building K (the "Building") in an office and research and development complex known as "Columbia Business Center" in Howard County, Maryland. The Original Lease was amended by a Lease Modification Agreement (the "First Amendment") dated October 14, 1993 and by a Second Lease Modification Agreement (the "Second Amendment") dated September 22, 1994. The Original Lease, as amended by the First Amendment and the Second Amendment, is herein collectively referred to as the "Lease."

         B. Pursuant to the various expansion rights of Tenant set forth in Article 50 of the Lease, Tenant expanded the Original Leased Premises by a total of twelve thousand five hundred fifty-four (12,554) square feet (the "Expansion Space") so that, as of this date, Tenant leases a total amount of space equal to thirty-nine thousand seven hundred four square feet (39,704) (the "Leased Premises").

         C. Pursuant to a Consent to Sublease of Lease by and among Landlord, Tenant and Fidelity Mortgage and Finance Co. ("Sub-Tenant"), dated November 4, 1996, Landlord consented to the sublease by Tenant to Sub-Tenant of six thousand two hundred seventy-one (6,271) square feet of the Leased Premises (the "Subleased Premises").

         D. But for this Amendment, the initial term of the Lease would expire on October 31, 1998.

         E. Pursuant to Article 49 of the Lease, Tenant has an option to extend the term of the Lease. Landlord and Tenant desire to extend the term of the Lease for a term ending November 30, 2004.

         F. Unless otherwise defined herein or unless the context requires a contrary meaning, all capitalized terms used in this Amendment shall have the meanings given to them in the Lease.

         NOW, THEREFORE, in consideration of the foregoing Introduction, which is deemed a substantive part of this Amendment, the covenants of the parties herein and in the Lease and
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other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. TERM. The term of the Lease is hereby extended for a term commencing as of June 1, 1997 (the "Renewal Commencement Date") and terminating at 11:59 p.m. on November 30, 2004 (the "Renewal Term"), unless otherwise terminated in accordance with the provisions of the Lease, as amended hereby, on the same terms and conditions as are set forth in the Lease except as specifically set forth herein.

         2. RENT. As of the Renewal Commencement Date through the Renewal Term, Tenant shall pay Landlord Basic Annual Rent in equal monthly installments at the times and otherwise in the manner as set forth in the Lease as follows:

                RENEWAL                      BASIC            MONTHLY         RENT PER
                 YEAR                      ANNUAL RENT      INSTALLMENT      SQUAREFOOT
                 ----                      -----------      -----------      ----------
         June 1, 1997-May 31, 1998         $322,396.48      $26,866.37          $8.12

         June 1, 1998-May 31, 1999         $326,763.92      $27,230.33          $8.23

         June 1, 1999-May 31, 2000         $369,247.20      $30,770.60          $9.30

         June 1, 2000-May 31, 2001         $380,761.36      $31,730.11          $9.59

         June 1, 2001-May 31, 2002         $392,275.52      $32,689.63          $9.88

         June 1, 2002-May 31, 2003         $404,186.72      $33,682.23          $10.18

         June 1, 2003-May 31, 2004         $416,494.96      $34,707.91          $10.49

         June 1, 2004-November 30, 2004    $428,803.20      $35,733.60          $10.80

         3. LEASE AMENDMENTS. Sections 49 and 50 of the Lease are hereby deleted in their entireties and the following new Sections 49, 50 and 51 are incorporated into the Lease:

                 "Section 49.  Expansion Option.

                          A. Provided: (i) the Lease is in full force and effect, (ii) Tenant is not in breach or default (beyond any applicable cure period) of any monetary provision or material non-monetary provisions of the Lease at the time of exercising the Expansion Option (as hereinafter defined), and (iii) Tenant shall have given Landlord written notice (the "Expansion Notice") at least 120 days prior to the Expansion Commencement Date (as hereinafter defined) of Tenant's election to exercise the Expansion Option, Tenant shall have the right (the "Expansion Option") to lease all or any portion of any then available space in the Building (the "Expansion Space") as long as the space remaining in the Building after such expansion is leasable in the Landlord's reasonable discretion and any cost to demise the Expansion Space that exceeds Tenant's Expansion Contribution (as hereinafter





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


         defined) is borne by Tenant. The Basic Annual Rent with respect to the Expansion Space shall be the per square foot rental rate applicable to the Leased Premises, subject to the same adjustments during the Renewal Term, or the Additional Term (as defined below), as the per square foot rental rate applicable to the Leased Premises, and shall be paid at the times and in the manner as provided with respect to, and in addition to, the monthly installments of Basic Annual Rent with respect to the Leased Premises as set forth in the Lease. Tenant shall have the right to lease and occupy the Expansion Space at any time prior to May 31, 1998 (the "Expansion Commencement Date").

                          B. Notwithstanding any other provision hereof, the following provisions shall apply to the Expansion Option and to Tenant's lease, if any of the Expansion Space:

                          (i) Tenant shall not be entitled to exercise the Expansion Option unless at the date Tenant gives Landlord notice of such exercise and on the Expansion Commencement Date, Tenant is in possession of the Leased Premises and Tenant is not in breach or default (beyond any applicable cure period) of any monetary provision or material non-monetary provisions of the Lease;

                          (ii) Tenant's rental of the Expansion Space shall be for a term commencing on the Expansion Commencement Date, and continuing through the balance of the Renewal Term (and of any subsequent renewal term if Tenant shall have exercised its renewal option pursuant hereto), under and subject to the terms of the Lease, with the same force and effect as though this Lease had originally provided for the rental of the Expansion Space.

                          (iii) Landlord shall contribute Ten Dollars ($10.00) per square foot of the Expansion Space (the "Expansion Contribution"), for any improvements to be made by Landlord for Tenant to the Expansion Space. At the Tenant's option, Landlord shall competitively bid all work to be performed in the Expansion Space or the Leased Premises in connection with such expansion. Any improvements to be made shall be performed in accordance with drawings, plans and specifications prepared by Tenant and approved by Landlord, such approval shall not be unreasonably withheld or delayed. All costs in excess of the Expansion Contribution shall be paid by Tenant within thirty (30) days after receipt of an invoice from Landlord therefor. In the event that Manekin Corporation is no longer involved in the ownership or management of the Building, Tenant may use a reputable contractor of its choice, subject to Landlord's reasonable approval, to perform tenant improvements in the Expansion Space or in the Leased Premises.

                          (iv) From and after the Expansion Commencement Date, all references in the Lease to the Leased Premises shall refer to the aggregate of the original Leased Premises and the Expansion Space and all references to the area or Rentable Area of the Leased Premises shall, for all purposes of this Lease, be





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


         deemed to include both the area of the original Leased Premises and of the Expansion Space. Tenant's Portion shall be adjusted accordingly to reflect the leasing of the Expansion Space.

                          (v) Except as otherwise expressly provided in this Section 49, from and after the Expansion Commencement Date, all of the covenants and agreements set forth in the Lease shall apply to the Expansion Space.

                 Time is of the essence with respect to Tenant's exercise of its rights under this Section 49 and Tenant acknowledges that the Expansion Notice must be in writing and timely sent.

                 Section 50. Right of First Offer. Tenant shall have the right of first offer (the "First Offer") to lease any space in the Building as it becomes available (the "First Offer Space") at a Basic Annual Rent equal to the price per square foot rental rate Tenant is then paying with respect to the Leased Premises, subject to the same adjustments during the Renewal Term, or the Additional Term, as the per square foot rental rate applicable to the Leased Premises.

                 Said rent shall be payable in equal monthly installments (and fractions thereof), at the times and subject to the terms and conditions as provided with respect to, and in addition to, the monthly installments of the Basic Annual Rent as set forth in this Lease.

                 Tenant's exercise of its First Offer shall be effective only upon written notification by Tenant to Landlord thereof (the "Notice"). Such notification must be given to Landlord before the close of business on the tenth full calendar day after Tenant's receipt of Landlord's written notification to Tenant of the availability of the First Offer Space and the terms on which Landlord intends to offer the First Offer Space for rental (the "Offer"). An Offer does not include the exercise by another tenant of its right of renewal, refusal or expansion.

                 In the event Tenant fails to so notify Landlord within said ten calendar day period, Landlord shall be free to offer said First Offer Space to third parties and Tenant shall have no further rights in such space.

                 This First Offer is personal to Tenant and shall not be separated from the Lease or transferred by Tenant independently of the leasehold interest without the prior written consent of Landlord.

                 Notwithstanding any other provision hereof, the following provisions shall apply to the First Offer and to Tenant's lease, if any, of the First Offer Space:

                          (i) Tenant shall not be entitled to exercise the rights accorded to Tenant in the first paragraph, unless at the date of such exercise or at the date on





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         which Tenant's lease, if any, of the First Offer Space becomes effective, Tenant is in possession of the Leased Premises and Tenant is not in breach or default (beyond any applicable cure period) of any monetary provision or material non-monetary provisions of the Lease;

                          (ii) Tenant shall have the right to lease and occupy the First Offer Space commencing on the date set forth in Landlord's Offer (the "First Offer Space Commencement Date"), and terminating on the termination of the Renewal Term (or of any subsequent renewal term if Tenant shall have exercised its renewal option pursuant hereto), on the same terms, conditions, and provisions as are in this Lease set forth, except to the extent modified by the Offer, with the same force and effect as though this Lease had originally provided for the rental of the Leased Premises and the First Offer Space;

                          (iii)   Landlord shall contribute for any
         improvements to be made by Landlord for Tenant to the First Offer Space (i) $10.00 per square foot of the First Offer Space if the First Offer Space Commencement Date is on or before November 30, 2000; and
         (ii) $0.17 per square foot of the First Offer Space multiplied by the number of months remaining in the Renewal Term as of the First Offer Space Commencement Date, if the First Offer Space Commencement Date is after November 30, 2000 (either of which is the "Offer Contribution"). Any improvements to be made shall be performed in accordance with drawings, plans and specifications prepared by Tenant and approved by Landlord, such approval shall not be unreasonably withheld or delayed. At Tenant's option, Landlord shall competitively bid all work to be performed in the First Offer Space or the Leased Premises in connection with such expansion. All costs in excess of the Offer Contribution shall be paid by Tenant within thirty (30) days after receipt of an invoice from Landlord therefor. In the event that Manekin Corporation is no longer involved in the ownership or management of the Building, Tenant may use a reputable contractor of its choice, subject to Landlord's reasonable approval, to perform tenant improvements in the First Offer Space or the Leased Premises.

                          (iv) The Lease shall be amended, as may be appropriate, to reflect the leasing of the First Offer Space; and

                          (v) This First Offer right is subordinate to any previously granted rights of any tenant of the Building, including, without limitation, renewal rights, expansion rights, rights of refusal and rights of offer, or Landlord's agreement to allow any existing tenant of the First Offer Space to extend its Lease thereof, whether or not such right exists currently.

                 Time is of the essence with respect to Tenant's exercise of its rights under this Section 50 and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Notice be timely made and in writing.





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


                 Section 51. Renewal Option. Provided (i) this Lease is then in full force and effect and, (ii) Tenant is not in breach or default (beyond any applicable cure period) of any monetary or material non-monetary provisions of this Lease either on the date Tenant elects to renew or on the date the Additional Term (as defined below) commences, Tenant shall have the right to renew this Lease for one (1) renewal term of five (5) years (the "Additional Term"), to commence immediately following the expiration of the Renewal Term and to end on November 30, 2009, and to be on the same terms, conditions, and provisions as are set forth in this Lease with the same force and effect as though this Lease had originally provided for such an extended term, save that:

                         (i) there shall be no further right of renewal, after the Additional Term, and

                         (ii) the Basic Annual Rent payable with respect to the Leased Premises during the Additional Term shall be adjusted to reflect ninety-five percent (95%) of the prevailing rental rate for comparable space within the market area of the Building as of the commencement of the Additional Term (as determined below).

                 Tenant shall be deemed to have waived the right to exercise this renewal option unless not less than one hundred eighty (180) days prior to the date of termination of the Renewal Term, Tenant shall have notified Landlord in writing of Tenant's election to renew (the "Renewal Notice"). Landlord shall give Tenant written notice of the prevailing rental rate within thirty (30) days after Landlord's receipt of the Renewal Notice (the "Rent Notice"). Tenant may elect to have the prevailing rent determined as set forth below if it does not agree with Landlord's determination thereof by giving Landlord written notice (the "Appraisal Notice") within ten (10) days after Tenant's receipt of the Rent Notice.

                 Within five (5) business days after the Landlord receives the Appraisal Notice from Tenant, Landlord and Tenant shall give written notice to the other that each, at its own expense, has hired and appointed a disinterested real estate broker of recognized competence and professional experience as a broker of comparable commercial and industrial real estate in the Baltimore-Washington Metropolitan Area. The two brokers thus appointed shall mutually agree upon the appointment of a third broker, the cost of which shall be shared equally by Landlord and Tenant, which broker shall also be a disinterested person of recognized competence and professional experience as a broker of comparable commercial and industrial real estate in the Baltimore-Washington Metropolitan Area. In the event that the two brokers shall be unable to agree, within ten (10) days after their appointment, on the appointment of the third broker, then Tenant shall choose three brokers from whom Landlord shall choose one who shall serve as the third broker. Landlord shall notify Tenant of the selection of the third broker within ten (10) days of Tenant's notice to





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


         Landlord of the selection of such three brokers from which Landlord is to choose. The third broker shall as promptly as possible, but in no event more than thirty (30) days after the date of his selection, conduct an appraisal of the Building for purposes of determining the then prevailing rental rate therein, taking into account rent concessions then being offered in the market area. Upon completion of his appraisal, the third broker shall immediately give written notice to the parties hereto stating his determination, and shall furnish to each party hereto a copy of such determination signed by him which determination shall be final and binding on the parties.

                 Time is of the essence with respect to Tenant's exercise of its rights under this Section 51 and Tenant acknowledges that Landlord requires strict adherence to the requirement that the Renewal Notice and Appraisal Notice be timely made and in writing.

         4. AMENDMENT. From and after the date hereof, the Lease shall be amended and in full force and effect in such respects as are set forth in this Amendment, and all other provisions, terms, conditions and riders of and to the Lease in all respects shall remain in full force and effect as set forth in the Lease.

         5. REAFFIRMATION. Tenant hereby reaffirms and restates, and agrees to be bound by the covenants, promises, representations and agreements set forth in the Lease (except to the extent that they are expressly superseded by this Amendment) as if made herein.

         6. BINDING ON SUCCESSORS. The terms and conditions contained in this Amendment shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators and other legal and personal representatives, successors and permitted assigns.

         7. AUTHORITY. Tenant represents and warrants to Landlord that Tenant is a Delaware corporation, duly organized and in good standing and qualified to transact business in the State of Maryland, and that the name and address of Tenant's resident agent in Maryland are CSC Lawyers Incorporating, 11 E. Chase Street, Baltimore, Maryland 21202.

         8. COMMISSIONS. Tenant represents that Tenant has dealt directly with, and only with, Manekin Corporation and The Fred Ezra Company as brokers in connection with this Amendment, and that insofar as Tenant knows, no other broker negotiated this Amendment or is entitled to any commissions in connection with it. Landlord agrees to pay the commissions of Manekin Corporation and The Fred Ezra Company in accordance with its separate agreement with said brokers. Tenant shall hold Landlord harmless from and indemnify Landlord for any costs incurred by Landlord arising out of any other brokers' claim that such broker has assisted Tenant with respect to this Amendment.





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

         9. LENDER'S CONSENT. In connection with Landlord's refinancing of the Project with Allstate Life Insurance Company ("Lender") in December 1995, Tenant, Landlord and Lender entered into a subordination, non-disturbance and attornment agreement (the "SNDA") and Tenant executed an estoppel certificate (the "Certificate"). Pursuant to Section 5 of the Certificate and
Section 5 of the SNDA, Tenant acknowledged that Lender would not be bound by any amendments to the Lease which Lender had not approved. As a result thereof, this Amendment is specifically contingent on obtaining the Lender's consent hereto. The parties agree to seek such consent promptly after execution of this Amendment by Tenant and, unless such consent is granted by Lender on or before July 31, 1997, this Amendment shall, at Tenant's or Landlord's option, be null and void and of no further force and effect. In no event shall this Amendment be binding upon Lender unless and until Lender consents to its terms.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Third Amendment of Lease as of the day and year first above written, intending to be bound as of the Effective Date.

WITNESS:                          M.O.R. COLUMBIA LIMITED PARTNERSHIP

                                  By:      Manekin Columbia Limited Partnership

                                  By:      RA & DM, Inc.

[sig]
                                  By:  /s/ R. Colfax Schnorf, Jr.   [SEAL]
                                       --------------------------
                                           Name:   R. Colfax Schnorf, Jr.
                                                   ----------------------
                                           Title:  Vice President
                                                   --------------
                                                                  LANDLORD

ATTEST:                           MARTEK BIOSCIENCES CORPORATION

/s/ Patricia L. Francis           By: /s/ Henry Linsert, Jr.        [SEAL]
-----------------------               ----------------------
                                           Name:   Henry Linsert, Jr.
                                                   ------------------
                                           Title:  CEO
                                                   -----------------
                                                                    Tenant




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
STATE OF MARYLAND, COUNTY/CITY OF HOWARD, TO WIT:

         I HEREBY CERTIFY that on this 1st day of August 1997, before me, the subscriber, a Notary Public of the State of Maryland and County/City of Baltimore, personally appeared before me R. Colfax Schnorf, Jr., known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, who acknowledged himself/herself to be the Vice President of RA & DM, Inc., the general partner of Manekin Columbia Limited Partnership, the general partner of M.O.R. COLUMBIA LIMITED PARTNERSHIP, Landlord and he/she acknowledged the foregoing Third Amendment of Lease to be the act and deed of said limited partnership.

         WITNESS my hand and notarial seal.


                                                            [sig]
                                                            ------------------
                                                            Notary Public

My Commission Expires: 1-22-01


STATE OF MARYLAND,COUNTY/CITY OF HOWARD, TO WIT:

         I HEREBY CERTIFY that on this 3rd day of July, 1997, before me, the subscriber, a Notary Public of the State aforesaid and County/City of Howard, personally appeared before me Henry Linsert, Jr., known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, who acknowledged herself/himself to be the CEO of MARTEK BIOSCIENCES CORPORATION, Tenant, and she/he acknowledged the foregoing Third Amendment of Lease to be the act and deed of said corporation.

         WITNESS my hand and notarial seal.
                                                            Patricia L. Francis
                                                            -------------------
                                                            Notary Public
My Commission Expires: 7/31/98

                           [Lender's Consent Follows]





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



         Lender signs below for purposes of evidencing its consent to the terms of the above Third Amendment of Lease.

WITNESS:                                       ALLSTATE LIFE INSURANCE COMPANY


Janice Gregory                                 By: Charles Mires          [SEAL]
---------------                                    ---------------------
                                               Name:    Charles Mires
                                                        -------------------
                                               Title:   Assistant Vice Pres.
                                                        -------------------


[sig]                                          By:  Louise Walton         [SEAL]
---------------                                     -----------------
                                               Name:   Louise Walton
                                                       ----------------
                                               Title:  Regional Mgr
                                                       ----------------

                                               its authorized signatories


Approved as of this 5 day of September, 1997.





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